UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

MasterCard Incorporated (the “Company”) announced today that Robert W. Selander, Chief Executive Officer; Gary Flood, President Global Products and Solutions; Noah J. Hanft, General Counsel, Chief Payment System Integrity and Compliance Officer and Corporate Secretary; and Chris A. McWilton, President, U.S. Markets, (collectively, the “Executives”), entered into pre-arranged stock trading plans to sell a limited amount of the Company’s shares for personal financial management purposes, all designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (collectively, the “10b5-1 Plans”).

In the aggregate, the plans entered into by the Executives allow for the sale of a maximum of: (1) approximately 28,900 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), associated with performance stock unit awards, (2) approximately 29,585 shares of Class A common stock associated with restricted stock unit awards and (3) 18,014 shares of Class A common stock underlying stock option awards. The 10b5-1 Plans provide for sales of specified share amounts at specified market prices, subject to specified limitations. Sales pursuant to the 10b5-1 Plans are expected to begin as early as January 6, 2010 and will end no later than August 25, 2010. The 10b5-1 Plans may terminate sooner in accordance with the 10b5-1 Plans’ terms.

The Executives will continue to be subject to the Company’s executive stock ownership guidelines until reaching the age of 62, whereby Mr. Selander is encouraged to hold at least six times his base salary in stock and Messrs. Flood, Hanft and McWilton are each encouraged to hold at least four times his base salary in stock. For purposes of the stock ownership guidelines, shares of Class A common stock held directly or indirectly by an Executive are included; however, restricted stock units, performance stock units and unexercised stock options held are excluded.

Transactions made under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plans or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: November 12, 2009	By	/s/ NOAH J. HANFT
Noah J. Hanft General Counsel, Chief Payment System Integrity & Compliance Officer and Corporate Secretary